UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 West 46th Street New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(647) 646-2263

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2016, Bubblr Limited (“Bubblr UK”), a company organized in the United Kingdom and a wholly owned subsidiary of Bubblr, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with the founder of Bubblr UK and current officer of the Company, Stephen Morris. As of June 30, 2022, the outstanding principal amount of loan was £316,535 ($385,381). On May 23, 2022, Bubblr UK entered into an amendment to the Loan Agreement to change the loan from a loan payable upon demand to a loan with a maturity date (the “Maturity Date”) on the earlier of (i) the completion of a public offering by the Company, in an amount of at least $7,500,000, or (ii) two years from the date of the amendment. In addition, on a date no later than five (5) business days from the date we complete a bridge financing in an amount of at least $1.5 million, £115,000 (approximately $138,000) is payable as an installment payment on the then outstanding principal amount of the loan, with the balance of the outstanding principal amount of the loan due at the Maturity Date. On September 6, 2022, Bubblr UK entered into a second amendment to the Loan Agreement to increase the outstanding principal amount of the loan by £52,088 (approximately $60,000) in exchange for Mr. Morris canceling his Special 2019 Series A Preferred Stock in the Company, which carried super voting rights.

On December 20, 2022, the Bubblr UK entered into a third amendment to the Loan Agreement to reduce the outstanding principal amount of the loan by £59,543 (approximately $71,540) in exchange for the Company assigning advances receivables of £59,543 whereon Mr. Morris is entitled to amounts received pursuant to such receivables and will bear the risk of non-payment with respect to such receivables. After this assignment, the Company will have no right to receive any amounts collected with respect to such receivables and will have no liability for non-payment of the receivables or any costs of collections.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Third Amendment to Loan Agreement, dated December 20, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2022	Bubblr, Inc.

	By:	/s/ Rik Willard
	Name: Title:	Rik Willard Chief Executive Officer

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